     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002

                                                      REGISTRATION NO. 333-92091

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                     52-2126573
   (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                              600 TELEPHONE AVENUE
                             ANCHORAGE, ALASKA 99503
                                 (907) 297-3000

                    (Address of Principal Executive Offices)

      ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 STOCK INCENTIVE PLAN ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK
                                COMPENSATION PLAN

                            (Full title of the plan)


                                KEVIN P. HEMENWAY
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                              600 TELEPHONE AVENUE
                             ANCHORAGE, ALASKA 99503
                                 (907) 297-3000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                EXPLANATORY NOTE


      Alaska Communications Systems Group Inc. (the "Registrant") filed a Registration Statement on Form S-8 (Registration No. 333-92091) (the "Registration Statement"), which originally registered 6,021,489 shares of common stock, par value $.01 per share of the Registrant (the "Common Stock"), reserved for issuance pursuant to four plans: (1) ALEC Holdings, Inc. 1999 Stock Incentive Plan (the "ALEC Plan"); (2) Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan (the "Alaska Plan"); (3) Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan (the "ESPP") ; and (4) Alaska Communications Systems Group, Inc. 1999 Non-employee Director Stock Compensation Plan (the "Director Plan"), and collectively, the "Plans". In addition, pursuant to Rule 416 under the Securities Act of 1933, the Registration Statement also covered an indeterminate number of additional shares of the Common Stock issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plans to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

      The Registrant amended the Alaska Plan to merge it with the ALEC Plan and include all of the securities issued and issuable under the ALEC Plan in the Alaska Plan. The merger preserved the original terms of any and all options previously granted under the ALEC Plan and the original terms of any and all options previously granted under the Alaska Plan. As of March 26, 2002, all available shares allocated to the Alaska Plan will be issued pursuant to options granted under the amended Alaska Plan.

      This Post-Effective Amendment No. 1 to the Registration Statement is filed to allocate the 421,578 shares issued and outstanding under the ALEC Plan to the Alaska Plan, the 2,448,449 shares reserved for options granted under the ALEC Plan to the Alaska Plan, and the 540,459 shares available under the ALEC Plan to the Alaska Plan. As of March 26, 2002, the number of shares issued and outstanding under the Alaska Plan is 15,260, the number of shares reserved for options granted under the Alaska Plan is 1,180,118, and the number of shares available under the Alaska Plan is 304,622. As of March 26, 2002, the number of shares issued and outstanding under the ESPP is 217,569, and the number of shares available under the ESPP is 782,431. As of March 26, 2002, the number of shares issued and outstanding under the Director Plan is 51,542, and the number of shares available under the Director Plan is 98,458.


ITEM 8. EXHIBITS

      See Index to Exhibits.


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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on this 3rd day of April 2002.


                                                ALASKA COMMUNICATIONS SYSTEMS
                                                GROUP, INC.


                                                By: /s/ Kevin P. Hemenway
                                                    ---------------------
                                                Name: Kevin P. Hemenway
                                                Title: Senior Vice President,
                                                Chief Financial Officer and
                                                Treasurer (Principal Accounting
                                                Officer)


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities on this 3rd day of April 2002.

SIGNATURE                                  TITLE
---------                                  -----
/s/ Charles E. Robinson                    Chief Executive Officer and Chairman of
-----------------------                    the Board
Charles E. Robinson

/s/ Wesley E. Carson                       President and Chief Operating Officer
--------------------
Wesley E. Carson

/s/ Kevin P. Hemenway                      Senior Vice President, Chief Financial
---------------------                      Officer  and Treasurer (Principal
Kevin P. Hemenway                          Accounting Officer)


/s/ Kathryn Anderson                       Senior Vice President, Sales and
--------------------                       Marketing
Kathryn Anderson

/s/ Leonard A. Steinberg                   Vice President, General Counsel and
------------------------                   Corporate Secretary
Leonard A. Steinberg

/s/ W. Dexter Paine, III                   Director
------------------------
W. Dexter Paine, III

/s/ Saul A. Fox                            Director
---------------
Saul A. Fox

/s/ Wray T. Thorn                          Director
-----------------
Wray T.Thorn

/s/ Byron I. Mallott                       Director
--------------------
Byron I. Mallott

         *                                 Director
-------------------
Carl H. Marrs

/s/ Brian Rogers                           Director
----------------
Brian Rogers

*By:  /s/ Kevin P. Hemenway              * Pursuant to Power of Attorney dated
      ---------------------              December 3, 1999
      Kevin P. Hemenway


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
                                INDEX TO EXHIBITS

EXHIBIT
  NO.                            DESCRIPTION
  ---                            -----------

4.1      ALEC Holdings, Inc. 1999 Stock Incentive Plan. *

4.2      Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan. *

4.3      Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase
         Plan.*

4.4      Alaska Communications Systems Group, Inc. 1999 Non-Employee Director
         Stock Compensation Plan.*

4.5      First Amendment to Alaska Communications Systems Group, Inc. 1999 Stock
         Incentive Plan.

5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of common stock, par value $.01, issuable under the plans (including consent)**

23.1 Consent of Deloitte & Touche LLP relating the audited financial statements of Alaska Communications Systems Group, Inc.

23.7 Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 5.1).**

24.1     Powers of Attorney (included on signature page). **

------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-88753).

** Filed as an exhibit to the Registrant's Form S-8 filed on December 3, 1999 (Registration No. 333-92091) and incorporated by reference thereto.


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